SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant   |X|
Filed by a party other than the Registrant   |_|


Check the appropriate box:
|_|      Preliminary Proxy Statement
|_|      Confidential, For Use of the Commission Only
         (as permitted by Rule 14a-6(e)(2))
|_|      Definitive Proxy Statement
|_|      Definitive Additional Materials
|X|      Soliciting Material Under Rule 14a-12


                         RECKSON ASSOCIATES REALTY CORP.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

              (1) Title of each class of securities to which transaction applies:

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              (2)     Aggregate number of securities to which transaction
                      applies:

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              (3)     Per unit price or other underlying value of transaction
                      computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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              (5)     Total fee paid:

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|_| Fee paid previously with preliminary materials.


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|_|      Check box if any part of the fee is offset as provided by Exchange Act
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         was paid previously. Identify the previous filing by registration
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Contact:
Gregory F. Hughes
Chief Financial Officer
(212) 594-2700

        SL Green Realty Corp. To Acquire Reckson Associates Realty Corp.

August 3, 2006 - SL Green Realty Corp. (NYSE: SLG) and Reckson Associates Realty Corp. (NYSE: RA) announced today that they have entered into a definitive agreement pursuant to which SL Green will acquire Reckson for approximately
$6.0 billion including the assumption of Reckson's outstanding debt totaling approximately $2.0 billion.

The transaction has been approved by both companies' boards of directors and is expected to close in January 2007. It is subject to customary closing conditions, including approval by Reckson's stockholders.

Under the terms of the agreement, SL Green will acquire all of Reckson's common stock and operating partnership units for $31.68 in cash and a fixed exchange ratio of 0.10387 shares of SL Green common stock per Reckson common share and operating partnership unit. Based on SL Green's closing stock price of $112.00 per share as of August 2, 2006, the transaction consideration represents $43.31 per Reckson common share and operating partnership unit. Completion of the transaction does not require approval by SL Green stockholders. Upon closing, Reckson stockholders will own approximately 15.2% of SL Green.

SL Green also announced that it entered into related agreements whereby certain assets of Reckson will be sold to an investment group led by existing Reckson executive management and Marathon Asset Management for a total consideration of $2.1 billion. The investor group will acquire all of Reckson's Long Island real estate assets, Reckson's fourteen property Eastridge portfolio in New York's Westchester County, 711 Westchester Avenue in White Plains, NY, Reckson's twenty office properties and three development parcels located in New Jersey, all of Reckson's interests in its Australian listed property trust, including the responsible entity, an interest in Reckson's RSVP investment and an interest in certain structured finance instruments. The sale is expected to close simultaneously with the closing of the acquisition of Reckson by SL Green. It has been approved by a committee of independent directors of Reckson.


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Pending the closing of the transaction, Reckson expects to continue to pay customary quarterly dividends at an annualized rate of $1.6984 per share, prorated through the actual closing date.

After the completion of the sale transaction with the investor group , SL Green will own office buildings consisting of 28.0 million square feet, of which 24.5 million square feet will be in New York City. This transaction extends SL Green's standing as the largest public owner and operator of office properties in New York City.

Marc Holliday, the CEO of SL Green commented, "The acquisition of Reckson Associates provides SL Green with a huge step forward as one of the nation's largest office REITs as we seek to continue being the sector's outstanding performer. The portfolio we have acquired is a perfect fit for us - in one transaction we have added five outstanding buildings totaling over four million square feet in our core market of Manhattan, obtained key properties strategically located in the neighboring submarkets of Westchester and southern Connecticut, and expanded our highly-profitable investment platform. We were pleased to be able to work successfully with Reckson's leadership on this and we welcome Reckson's shareholders to the SL Green investor base."

Scott Rechler, Chairman and Chief Executive Officer of Reckson stated "After eleven exciting years in the public arena, we have decided to recognize the significant value we have created in our portfolio and combine with SL Green to create the premiere office REIT in the metropolitan New York area."

Goldman Sachs and Greenhill & Co. served as financial advisors to the independent directors of Reckson and Citigroup served as a financial advisor to Reckson. Goldman Sachs and Greenhill rendered fairness opinions in the transaction. Wachtell Lipton Rosen and Katz served as legal counsel to the independent directors of Reckson. Merrill Lynch acted as exclusive financial advisor to SL Green,and Clifford Chance US LLP and Solomon and Weinberg LLP served as legal counsel to SL Green.

CONFERENCE CALL

SL Green will conduct a conference call to discuss the transaction today at 3:00 PM Eastern (New York) time. If you would like to participate in the teleconference, please dial 866-713-8563 (domestic) or 617-597-5311 (international) and enter the passcode "32236188." If you are unable to participate in the call, a "playback" will be available until August 17, 2006 at 11:59 PM Eastern time by dialing 888-286-8010 (domestic) or 617-801-6888 (international) and entering the passcode "74272574." An online simulcast of the call and an investor presentation for the transaction will be available on the SL Green website at http://www.slgreen.com.

COMPANY PROFILE

SL Green Realty Corp. is a self-administered and self-managed real estate investment trust, or REIT, that predominantly acquires,owns, repositions and manages a portfolio of


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Manhattan office properties. As of June 30, 2006, SL Green owned 29 office properties totaling 18.6 million square feet. SL Green's retail space ownership totals 439,306 square feet at five properties.

To be added to SL Green distribution list or to obtain the latest news releases and other SL Green information, please visit our website at www.slgreen.com or contact Investor Relations at 212-216-1601.

ABOUT RECKSON

Reckson is a self-administered and self-managed real REIT specializing in the acquisition, leasing, financing, management and development of Class A office properties. Reckson's core growth strategy is focused on properties located in New York City and the surrounding Tri-State area markets. Reckson is one of the largest publicly traded owners, managers and developers of Class A office properties in the New York Tri-State area, and wholly owns, has substantial interests in, or has under contract, a total of 101 properties comprised of approximately 20.2 million square feet.

FORWARD-LOOKING STATEMENTS

This press release contains "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts included in this press release are forward-looking statements. All forward-looking statements speak only as of the date of this press release. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance,achievements or transactions of SL Green, Reckson and their affiliates or industry results or the benefits of the proposed transaction to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors relate to, among others, approval of the transaction by the stockholders of Reckson, the satisfaction of closing conditions to the transaction, difficulties encountered in integrating the companies and the effects of general and local economic and real estate conditions. Additional information or factors which could impact the companies and the forward-looking statements contained herein are included in each company's filings with the Securities and Exchange Commission. The companies assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This press release does not constitute an offer of any securities for sale. In connection with the proposed transaction, SL Green and Reckson expect to file a proxy statement/prospectus as part of a registration statement regarding the proposed transaction with the Securities and Exchange Commission. Investors and security holders are urged to read the proxy statement/prospectus because it will contain important information about SL Green and Reckson and the proposed transaction. Investors and


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security holders may obtain a free copy of the definitive proxy statement/
prospectus and other documents when filed by SL Green and Reckson with the SEC at the SEC's website at www.sec.gov. The definitive proxy statement/prospectus and other relevant documents may also be obtained free of charge from SL Green or Reckson by directing such request to: SL Green 420 Lexington Avenue, New York, NY 10170, Attention: Investor Relations, or Reckson 225 Broadhollow Road, Melville, NY 11747, Attention: Investor Relations. Investors and security holders are urged to read the proxy statement, prospectus and other relevant material when they become available before making any voting or investment decisions with respect to the merger.


SL Green and Reckson and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Reckson in connection with the merger. Information about SL Green and its directors and executive officers, and their ownership of SL Green securities, is set forth in the proxy statement for the 2006 Annual Meeting of Stockholders of SL Green, which was filed with the SEC on April 17, 2006. Information about Reckson and its directors and executive officers, and their ownership of Reckson securities, is set forth in the proxy statement for the 2006 Annual Meeting of Stockholders of Reckson,which was filed with the SEC on April 10, 2006. Additional information regarding the interests of those persons may be obtained by reading the proxy statement/prospectus when it becomes available.